EXHIBIT 31.2
CHIEF FINANCIAL OFFICER CERTIFICATION

I, James M. Kratochvil, Chief Financial Officer of Berry Plastics Group, Inc., certify that:

1.           I have reviewed this annual report on Form 10-K/A of Berry Plastics Group, Inc;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  January 25, 2013                                                                         /s/ James M. Kratochvil
 James M. Kratochvil
 Chief Financial Officer (Principal Financial and Accounting Officer)